FOR IMMEDIATE RELEASE

Contact:
    Jeffrey W. Farrar
    Executive Vice President and CFO
    (434) 964-2217
    jfarrar@stellarone.com
STELLARONE CORPORATION
REPORTS SECOND QUARTER EARNINGS
Credit Quality Continues to Improve

Charlottesville, VA, July 28, 2011 – StellarOne Corporation (NASDAQ: STEL) (“StellarOne”) today reported second quarter 2011 earnings of $4.0 million and net income available to common shareholders, which deducts the dividends and discount accretion on preferred stock from net income, of $3.3 million, or $0.14 net income per diluted common share. Those results compare to net income available to common shareholders of $1.1 million, or $0.05 net income per diluted common share during the same quarter in the prior year, and net income to common shareholders of $2.4 million, or $0.11 net income per diluted common share for the first quarter of 2011.  Credit quality continued to improve during the second quarter, as evidenced by a favorable trend in nonperforming loans and overall nonperforming assets.  The credit quality improvement resulted in a lower loan loss provision and mortgage indemnification losses, which along with increased retail banking fees and reduced FDIC insurance premiums, contributed to the growth in recurring earnings as compared to the previous quarter.

“Our second quarter results represent another step forward for our Company, as we navigate the headwinds presented by the challenging economic environment.  Credit quality continued to improve during the second quarter as nonperforming loans and delinquencies both declined.   All business lines performed well during the quarter despite modest demand for new loans including residential mortgage activity, a slower than expected economic recovery and a continuance of historically low interest rates.  We continue to be focused on revenue creation and asset quality, as we explore strategic ways to grow our franchise.” said O. R. Barham, Jr., President and Chief Executive Officer.

Second quarter 2011 highlights included:

•
Non-performing asset levels decreased $4.9 million or 9.5% on a sequential quarter basis, lowering the ratio of non-performing assets as a percentage of total assets to 1.61% as of June 30, 2011, compared to 1.80% as of March 31, 2011.

•	Net charge-offs as a percentage of average loans outstanding were 0.95% for the second quarter of 2011, up slightly compared to 0.88% for the first quarter of 2011.

•
Net interest income on a tax-equivalent basis increased $245 thousand or 1.0% sequentially for the quarter on a slightly higher earning asset base, as the net interest margin remained relatively stable, decreasing two basis points on a sequential quarter basis.

•
Pre-tax, pre-provision earnings amounted to $8.3 million for the second quarter of 2011, an increase of $347 thousand or 4.3% compared to the first quarter of 2011, and a decrease of $465 thousand or 5.3% when compared to the same period in the prior year.

•
Noninterest income on an operating basis decreased 1.9% sequentially due to lower mortgage banking revenues and increased write-downs of foreclosed assets, which were offset by the absence of losses from mortgage indemnifications and an increase in retail banking fees.

•
The Company redeemed 25% or 7,500 shares of its Fixed Rate Cumulative Perpetual Preferred Stock outstanding with the U.S. Department of the Treasury during the quarter. Net income available to common shareholders was reduced by $285 thousand of accelerated discount amortization in addition to dividends paid for the quarter.

Net Interest Margin Shows Continued Stability

Net interest income on a tax-equivalent basis amounted to $24.8 million for the second quarter of 2011, which compares favorably to $24.6 million for the first quarter of 2011, and $23.8 million for the same period in the prior year. The net interest margin was 3.83% for the second quarter of 2011, compared to 3.85% for the first quarter of 2011 and 3.59% for the second quarter of 2010. The average yield on earning assets for the current quarter decreased 5 basis points to 4.80% as compared to 4.85% for the first quarter of 2011, which was offset by a 3 basis point improvement in the cost of interest bearing liabilities, moving from 1.20% during the first quarter of 2011 to 1.17% during the second quarter of 2011. The re-pricing sensitivity of interest earning assets outpaced interest bearing liabilities during the second quarter as investment yields and loan yields contracted 17 basis points and 3 basis points, respectively, on a sequential basis.   Investment yields have contracted due to lower yields realized on the recent investment of excess liquidity in the current low rate environment while loan yields have contracted due to repricing within the current portfolio and lower yields realized on new production.  The 2 basis point improvement to the cost of funds was driven by the 2 basis point reduction in the cost of interest bearing deposits.

Operating Noninterest Income Contracts Slightly on a Sequential Basis

On an operating basis, which excludes gains and losses from sales and impairments of securities and other assets, total non-interest income amounted to $7.5 million for the second quarter of 2011, or down $153 thousand or 2.0% on a sequential basis compared to $7.7 million for the first quarter of 2011, and down $854 thousand or 10.2% compared to the same period in prior year. The sequential quarter decrease on a consolidated basis is largely attributable to a $533 thousand contraction in mortgage banking related fees and a $238 thousand increase in losses on foreclosed assets.  These two reductions in noninterest income were in part offset by a $284 thousand increase in retail banking fees and a decrease of $267 thousand on losses from mortgage indemnifications.  The $854 thousand decrease in operating noninterest income compared to the same quarter in the prior year stemmed from a contraction in both mortgage revenues and retail banking fees of $527 thousand and $454 thousand, respectively.  These contractions were in part offset by a $471 thousand decrease in losses from mortgage indemnifications and an increase of $80 thousand in wealth management revenues.

Mortgage banking revenue totaled $1.5 million for the second quarter of 2011, or down $534 thousand or 25.9% compared to $2.1 million for the first quarter of 2011 and down $526 thousand or 25.6% when compared to the same quarter in 2010.  The decrease when compared to each period was associated with comparatively higher mortgage rates resulting in reduced refinance activity. Indemnification expense posted a net recovery of $2 thousand for the second quarter, down $267 thousand or greater than 100% compared to the $265 thousand realized during the first quarter of 2011 and down $471 thousand or greater than 100% compared to the same quarter in 2010.

Retail banking fee income amounted to $3.8 million for the second quarter of 2011, an increase of $284 thousand or 8.0% compared to $3.6 million for the first quarter of 2011. This sequential quarter increase was attributable to an increase of $136 thousand and $137 thousand in consumer NSF revenue and debit card interchange income, respectively.

Wealth management revenues from trust and brokerage fees for the second quarter of 2011 were $1.4 million or up $14 thousand or 1.0% on a sequential quarter basis and up $82 thousand or 6.5% when compared to the $1.3 million realized during the second quarter of 2010. Higher fee realizations attributed to the revenue increase. Fiduciary assets decreased $16.0 million sequentially to $450.6 million, compared to $466.6 million at March 31, 2011.

Credit Quality Continues To Improve

Credit quality continued to improve during the second quarter.  Favorable trends were noted in both nonperforming loans and delinquencies. StellarOne’s non-performing assets totaled $47.3 million at June 30, 2011, down $4.9 million or 9.5% from $52.2 million at March 31, 2011 and down $23.3 million or 33.0% compared to $70.6 million at June 30, 2010.  The ratio of non-performing assets as a percentage of total assets decreased sequentially to 1.61% as of June 30, 2011, compared to 1.80% as of March 31, 2011 and 2.36% at June 30, 2010.

Non-performing loans decreased $5.1 million or 11.7% on a sequential quarter basis to $38.1 million at June 30, 2011, when compared to $43.2 million at March 31, 2011 and were down $26.5 million or 41.0% compared to $64.6 million at June 30, 2010. Of the $38.1 million in total non-performing loans, 34.5% or $13.2 million are consumer real estate loans, 30.6% or $11.6 million are construction and land development loans and 23.7% or $9.0 million are commercial real estate loans.  Foreclosed assets totaled $9.1 million at June 30, 2011 or essentially flat compared to $9.0 million at March 31, 2011 and up 53.7% compared to $6.0 million as of June 30, 2010. Past due and matured loans between 30 and 89 days were down for the second quarter in a row and totaled $38.5 million at June 30, 2011, down $3.3 million or 7.9% compared to $41.8 million at March 31, 2011. Troubled debt restructurings amounted to $48.0 million at June 30, 2011, an increase of $2.6 million as compared to $45.4 million at March 31, 2011. Of the total restructurings, $39.6 million are on accrual status, and $29.8 million represent residential consumer real estate loans under a mortgage modification program.

Annualized net charge-offs as a percentage of average loans receivable amounted to 0.95% for the second quarter of 2011, up slightly compared to 0.88% for the first quarter of 2011 results and down from 1.19% for the second quarter of 2010.  Net charge-offs for the second quarter of 2011 totaled $4.9 million or up $303 thousand compared to the $4.6 million realized during the first quarter of 2011 and down $1.5 million when compared to $6.5 million during the second quarter of 2010.

StellarOne recorded a provision for loan losses of $3.2 million for the second quarter of 2011, a decrease of $1.4 million compared to the $4.5 million recognized for the first quarter of 2011 and a decrease of $4.2 million compared to the second quarter of 2010.  The second quarter 2011 provision compares to net charge-offs of $4.9 million, resulting in an allowance for loan losses of $35.7 million at June 30, 2011, a decrease of $1.8 million when compared to $37.5 million at March 31, 2011. The allowance as a percentage of total loans was 1.74% at June 30, 2011, down eight basis points when compared to 1.82% at March 31, 2011.  The allowance as a percentage of non-performing loans improved to 93.8% at June 30, 2011, or up 6.9% when compared to 86.9% at March 31, 2011.

Efficiency Ratio Decreases Sequentially

StellarOne’s efficiency ratio was 70.0% for the second quarter of 2011, compared to 71.4% for the first quarter of 2011 and 69.1% for the same quarter in 2010.  The sequential quarter decrease in the efficiency ratio reflects a slight decrease in noninterest expense and a slight increase in total revenue. Non-interest expense for the second quarter amounted to $23.2 million, or down $316 thousand or 1.3% when compared to $23.5 million for the first quarter of 2011 and up $429 thousand or 1.9% when compared to the second quarter in 2010. The sequential quarter decrease in noninterest expense was driven by decreases of $236 thousand in FDIC insurance expense, $89 thousand in occupancy costs and $51 thousand in compensation and benefits, which were offset by a $126 thousand increase in supplies and equipment related expenses.  FDIC insurance expense is expected to be consistent with second quarter amounts on a go forward basis.  The decrease in compensation and benefits expense is somewhat related to the lower mortgage volume and will be dependent on future volume.

The increase relative to same quarter in 2010 can be attributed to a $1.2 million or 10.9% increase in compensation and benefits, partly offset by decreases in occupancy costs, FDIC insurance and professional fees. The compensation and benefit increase is related to efforts to build human capital in key management positions over the past eighteen months, and the reestablishment of incentive plans for revenue producing units. This line item is being closely managed through multiple company-wide initiatives that management believes will result in future cost savings.

Capital Position Remains Strong Subsequent to Partial TARP Repayment

StellarOne’s risk-based capital ratios substantially exceed regulatory standards for well-capitalized banks. The period-end tangible common equity ratio was 10.11% at June 30, 2011 compared to 10.08% at March 31, 2011. Tier 1 risk-based and total risk-based capital ratios were 15.91% and 17.17%, respectively, at June 30, 2011 compared to 14.88% and 16.14% at March 31, 2011. For comparative purposes, excluding the 7,500 shares redeemed in April 2011, the period-end tangible common equity ratio, tier 1 risk-based and total risk-based capital ratios would have been 9.81%, 14.55% and 15.80%, respectively, at March 31, 2011.  Excluding the remaining $22.5 million in preferred stock still outstanding in connection with participation in the TARP program, StellarOne’s Tier 1 risk-based capital ratio was 14.85% compared to 13.56% at March 31, 2011. Shareholders’ equity, excluding the preferred stock, represented 13.7% of total assets at June 30, 2011, while book value per common share was $17.73 per share.

Balance Sheet Expands Slightly While Loan Demand Remains Soft

Period end loans decreased $6.6 million as compared to the first quarter 2011, while average loans for the second quarter of 2011 were $2.08 billion, or down approximately 1.2% when compared to $2.10 billion for the first quarter of 2011. Average securities were $403.2 million for the second quarter, up $44.2 million or 12.3% from $359.0 million for the first quarter of 2011, reflecting increased investment activity driven by excess liquidity during the quarter. Average deposits for the second quarter of 2011 were $2.39 billion or up $29.7 million or 1.3% on a sequential quarter basis compared to $2.36 billion for the first quarter of 2011. Average interest bearing deposits increased sequentially by approximately $20.3 million, while average non-interest bearing deposits decreased approximately $9.4 million. At June 30, 2011, total assets were $2.94 billion, compared to $2.90 billion at March 31, 2011. Cash and cash equivalents were $134.0 million at June 30, 2011, a decrease of $44.4 million or 24.9% compared to $178.4 million at March 31, 2011.  This decrease reflects an effort to invest excess liquidity during the quarter as the demand for new lending has remained soft.

About StellarOne

StellarOne Corporation is a traditional community bank, offering a full range of business and consumer banking services, including trust and wealth management services. Through the activities of its sole subsidiary, StellarOne Bank, StellarOne operates 56 full-service financial centers, one loan production office, and a suite of ATMs serving the New River Valley, Roanoke Valley, Shenandoah Valley, and Central and North Central Virginia.

Earnings Webcast

To hear a live webcast of StellarOne’s second quarter 2011 earnings conference call at 10:00 a.m. (EDT) on July 28, 2011, please visit our website at www.StellarOne.com and click on the Investor Relations section for detailed instructions on how to participate. Replays of the conference call will be available from 1:00 p.m. (EDT) on Thursday, July 28, 2011 through 11:59 PM (EDT) on Thursday, August 4, 2011, by dialing toll free (800) 642-1687 and using passcode #82027255.

Non-GAAP Financial Measures

This report refers to the efficiency ratio, which is computed by dividing non-interest expense less amortization of intangibles, foreclosed property expense and goodwill impairments as a percent of the sum of net interest income on a tax equivalent basis and non-interest income excluding only gains on securities. Comparison of our efficiency ratio or operating earnings with those of other companies may not be possible because other companies may calculate them differently. It also refers to operating earnings, which reflects net income adjusted for non-recurring expenses associated with mergers, asset gains and losses or expenses that are unusual in nature. Pre-tax, pre-provision earnings, which adds back provision and tax expense to net income, is used to demonstrate a more representative comparison of operational performance without the volatility of credit quality that is typically present in times of economic stress. The tangible common equity and Tier 1 common equity ratios are used by management to assess the quality of capital and management believes that investors may find them useful in their analysis of the company. These capital measures are not necessarily comparable to similar capital measures that may be presented by other companies. Such information is not in accordance with generally accepted accounting principles in the United States (“GAAP”) and should not be construed as such. These are non-GAAP financial measures that we believe provide investors with important information regarding our operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information should not be viewed as a substitute for GAAP. StellarOne, in referring to its net income, is referring to income under GAAP.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical results, or those anticipated. When we use words such as “believes,” “expects,” “anticipates” or similar expressions, we are making forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date thereof. StellarOne wishes to caution the reader that factors, such as those listed below, in some cases have affected and could affect StellarOne’s actual results, causing actual results to differ materially from those in any forward-looking statement. These factors include: (i) expected cost savings from StellarOne’s acquisitions and dispositions, (ii) competitive pressure in the banking industry or in StellarOne’s markets may increase significantly, (iii) changes in the interest rate environment may reduce margins, (iv) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, credit quality deterioration, (v) changes may occur in banking legislation and regulation, (vi) changes may occur in general business conditions, (vii) changes may occur in the securities markets, and (viii) the impact of governmental restrictions on entities participating in the US Treasury Department Capital Purchase Program. Please refer to StellarOne’s filings with the Securities and Exchange Commission for additional information, which may be accessed at www.StellarOne.com.

NOTE: Risk-based capital ratios are preliminary.

SELECTED FINANCIAL DATA (UNAUDITED)
STELLARONE CORPORATION (NASDAQ: STEL)
(Dollars in thousands, except per share data)

SUMMARY INCOME STATEMENT	Three Months Ended June		Six Months Ended June
	2011	2010	2011	2010
Interest income - taxable equivalent	$31,147	$32,755	$62,167	$65,851
Interest expense	6,326	8,932	12,769	18,914
Net interest income - taxable equivalent	24,821	23,823	49,398	46,937
Less: taxable equivalent adjustment	778	605	1,493	1,220
Net interest income	24,043	23,218	47,905	45,717
Provision for loan and lease losses	3,150	7,350	7,650	14,050
Net interest income after provision for loan and lease losses	20,893	15,868	40,255	31,667
Noninterest income	7,521	8,380	15,191	17,195
Noninterest expense	23,220	22,791	46,755	45,338
Income tax expense (benefit)	1,169	(96)	1,794	116
Net income	4,025	1,553	6,897	3,408
Dividends and accretion on preferred stock	(720)	(465)	(1,186)	(923)
Net income available to common shareholders	$3,305	$1,088	$5,711	$2,485

Earnings per share available to common shareholders
Basic	$0.15	$0.05	$0.25	$0.11
Diluted	$0.14	$0.05	$0.25	$0.11

SUMMARY AVERAGE BALANCE SHEET	Three Months Ended June		Six Months Ended June
	2011	2010	2011	2010
Total loans	$2,077,768	$2,168,536	$2,090,827	$2,186,318
Total securities	403,216	372,921	381,244	369,259
Total earning assets	2,601,135	2,664,297	2,596,339	2,665,572
Total assets	2,918,346	2,984,954	2,914,316	2,991,928
Total deposits	2,388,295	2,392,502	2,373,503	2,394,933
Shareholders' equity	425,281	425,043	426,500	423,659

PERFORMANCE RATIOS	Three Months Ended June		Six Months Ended June
	2011	2010	2011	2010
Return on average assets	0.55%	0.21%	0.48%	0.23%
Return on average equity	3.80%	1.47%	3.26%	1.62%
Return on average realized equity (A)	3.83%	1.49%	3.30%	1.64%
Net interest margin (taxable equivalent)	3.83%	3.59%	3.84%	3.55%
Efficiency (taxable equivalent) (B)	69.96%	69.08%	70.70%	69.28%

CAPITAL MANAGEMENT	June 30,
	2011	2010

Tier 1 risk-based capital ratio	15.91%	13.95%
Tangible equity ratio	10.89%	10.62%
Tangible common equity ratio	10.11%	9.57%
Period end shares issued and outstanding	22,800,401	22,742,034
Book value per common share	17.73	17.39
Tangible book value per common share	12.13	12.06

	Three Months Ended June		Six Months Ended June
	2011	2010	2011	2010
Shares issued	24,668	57,218	52,339	80,909
Average common shares issued and outstanding	22,792,342	22,716,350	22,777,045	22,695,536
Average diluted common shares issued and outstanding	22,860,299	22,785,511	22,851,336	22,758,404
Cash dividends paid per common share	$0.04	$0.04	$0.08	$0.08

SUMMARY ENDING BALANCE SHEET	June 30,
	2011	2010
Total loans	$2,058,153	$2,128,003
Total securities	461,236	413,141
Total earning assets	2,613,526	2,669,388
Total assets	2,935,441	2,987,785
Total deposits	2,404,153	2,387,496
Shareholders' equity	426,006	425,440

OTHER DATA
End of period full time equivalent employees	838	830

(A) Excludes the effect on average stockholders' equity of unrealized gains (losses) that result from changes in market values of securities and other comprehensive pension expense.
(B) Computed by dividing non-interest expense less amortization of intangibles, foreclosed asset expense and goodwill impairments by the sum of net interest income on a fully tax equivalent basis and non-interest income excluding only gains on securities. This is a non-GAAP financial measure, which we believe provides investors with important information regarding our operational efficiency. Comparison of our efficiency ratio with those of other companies may not be possible, because other companies may calculate the efficiency ratio differently.

(C) Individual amounts shown above are calculated from actual, not rounded amounts in the thousands, which appear above.

QUARTERLY PERFORMANCE SUMMARY (UNAUDITED)
STELLARONE CORPORATION (NASDAQ: STEL)
(Dollars in thousands)

CREDIT QUALITY	Three Months Ended June		Six Months Ended June
	2011	2010	2011	2010
Allowance for loan losses:
Beginning of period	$37,519	$40,644	$37,649	$40,172
Provision for loan losses	3,150	7,350	7,650	14,050
Charge-offs	(5,820)	(7,154)	(10,799)	(13,862)
Recoveries	887	685	1,236	1,165
Net charge-offs	(4,933)	(6,469)	(9,563)	(12,697)

End of period	$35,736	$41,525	$35,736	$41,525

Accruing Troubled Debt Restructurings	$39,633	$33,918

Loans greater than 90 days past due still accruing	$1	$2,383

	June 30,
	2011	2010
Non accrual loans	$29,759	$62,022
Non accrual TDR's	8,355	2,595
Total non-performing loans	38,114	64,617
Foreclosed assets	9,149	5,953
Total non-performing assets	$47,263	$70,570
Nonperforming assets as a % of total assets	1.61%	2.36%
Nonperforming assets as a % of loans plus foreclosed assets	2.29%	3.31%
Allowance for loan losses as a % of total loans	1.74%	1.95%
Net charge-offs as a % of average loans outstanding - 3 months	0.95%	1.19%
Net charge-offs as a % of average loans outstanding - year to date	0.91%	1.16%

	June 30, 2011
	Loans Outstanding	Nonaccrual Loans	Nonaccrual Loans to Loans Outstanding
Construction and land development:
Commercial	172,244	10,369	6.02%
Residential	56,649	1,275	2.25%
Total construction and land development	228,893	11,644	5.09%
Commercial real estate:
Commercial real estate - owner occupied	330,874	4,952	1.50%
Commercial real estate - non-owner occupied	396,743	1,984	0.50%
Farmland	17,034	1,771	10.40%
Multifamily, nonresidential and junior liens	101,785	315	0.31%
Total commercial real estate	846,436	9,022	1.07%
Consumer real estate:
Home equity lines	267,338	3,475	1.30%
Secured by 1-4 family residential, secured by first deeds of trust	450,613	8,527	1.89%
Secured by 1-4 family residential, secured by second deeds of trust	43,640	1,157	2.65%
Total consumer real estate	761,590	13,159	1.73%
Commercial and industrial loans (except those secured by real estate)	192,725	4,228	2.19%
Consumer and other:
Consumer installment loans	23,476	-	0.00%
Deposit overdrafts	3,387	-	0.00%
All other loans	1,646	61	3.70%
Total consumer and other	28,509	61	0.21%
Total loans	2,058,153	38,114	1.85%

QUARTERLY PERFORMANCE SUMMARY (UNAUDITED)
STELLARONE CORPORATION (NASDAQ: STEL)
(Dollars in thousands, except per share data)

			Percent
			Increase
SELECTED BALANCE SHEET DATA	6/30/2011	6/30/2010	(Decrease)

Assets
Cash and cash equivalents	$134,038	$126,280	6.14%
Securities available for sale	461,236	413,141	11.64%
Mortgage loans held for sale	20,119	42,265	-52.40%

Loans:
Construction and land development	228,893	259,673	-11.85%
Commercial real estate	846,436	852,832	-0.75%
Consumer real estate	761,590	779,488	-2.30%
Commercial and industrial loans (except those secured by real estate)	192,725	200,388	-3.82%
Consumer and other	28,509	35,623	-19.97%
Total loans	2,058,153	2,128,003	-3.28%
Deferred loan costs	651	940	-30.74%
Allowance for loan losses	(35,736)	(41,525)	-13.94%
Net loans	2,023,068	2,087,418	-3.08%

Premises and equipment, net	76,707	80,129	-4.27%
Core deposit intangibles, net	5,837	7,487	-22.04%
Goodwill	113,652	113,652	0.00%
Bank owned life insurance	31,758	30,846	2.96%
Foreclosed assets	9,149	5,953	53.69%
Other assets	59,877	80,614	-25.72%

Total assets	2,935,441	2,987,785	-1.75%

Liabilities
Deposits:
Noninterest bearing deposits	313,464	303,409	3.31%
Money market & interest checking	1,009,534	963,962	4.73%
Savings	275,480	232,134	18.67%
CD's and other time deposits	805,675	887,991	-9.27%
Total deposits	2,404,153	2,387,496	0.70%

Federal funds purchased and securities sold under agreements to repurchase	1,144	1,040	10.00%
Federal Home Loan Bank advances	60,000	120,000	-50.00%
Subordinated debt	32,991	32,991	0.00%
Other liabilities	11,147	20,818	-46.45%

Total liabilities	2,509,435	2,562,345	-2.06%

Stockholders' equity
Preferred stock	21,725	28,577	-23.98%
Common stock	22,800	22,742	0.26%
Additional paid-in capital	270,656	269,630	0.38%
Retained earnings	105,063	97,606	7.64%
Accumulated other comprehensive income, net	5,762	6,885	-16.31%

Total stockholders’ equity	426,006	425,440	0.13%

Total liabilities and stockholders’ equity	$2,935,441	$2,987,785	-1.75%

QUARTERLY PERFORMANCE SUMMARY (UNAUDITED)
STELLARONE CORPORATION (NASDAQ: STEL)
(Dollars in thousands)
			Percent
	For the three months ended		Increase
	6/30/2011	6/30/2010	(Decrease)
Interest Income
Loans, including fees	$27,084	$28,850	-6.12%
Federal funds sold and deposits in other banks	64	70	-8.57%
Investment securities:
Taxable	1,824	2,170	-15.94%
Tax-exempt	1,397	1,029	35.76%
Dividends	-	31	-100.00%
Total interest income	30,369	32,150	-5.54%

Interest Expense
Deposits	5,533	7,603	-27.23%
Federal funds purchased and securities sold under agreements to repurchase	9	7	28.57%
Federal Home Loan Bank advances and other borrowings	518	1,059	-51.09%
Subordinated debt	266	263	1.14%

Total interest expense	6,326	8,932	-29.18%

Net interest income	24,043	23,218	3.55%
Provision for loan losses	3,150	7,350	-57.14%
Net interest income after provision for loan losses	20,893	15,868	31.67%

Noninterest Income
Retail banking fees	3,840	4,294	-10.57%
Commissions and fees from fiduciary activities	847	845	0.24%
Brokerage fee income	506	426	18.78%
Mortgage banking-related fees	1,531	2,058	-25.61%
Gains (losses) on mortgage indemnifications and repurchases	2	(469)	> 100%
Gains on sale of premises and equipment	3	-	N/A
Gains on securities available for sale	11	19	-42.11%
Losses / impairments on foreclosed assets	(366)	(210)	74.29%
Income from bank owned life insurance	323	327	-1.22%
Other operating income	824	1,090	-24.40%
Total noninterest income	7,521	8,380	-10.25%

Noninterest Expense
Compensation and employee benefits	12,304	11,096	10.89%
Net occupancy	1,984	2,040	-2.75%
Supplies and equipment	2,333	2,152	8.41%
Amortization-intangible assets	413	413	0.00%
Marketing	258	319	-19.12%
State franchise taxes	594	554	7.22%
FDIC insurance	641	1,322	-51.51%
Data processing	664	565	17.52%
Professional fees	599	741	-19.16%
Telecommunications	439	420	4.52%
Other operating expenses	2,991	3,169	-5.62%
Total noninterest expense	23,220	22,791	1.88%

Income before income taxes	5,194	1,457	> 100%
Income tax expense (benefit)	1,169	(96)	> 100%
Net income	$4,025	$1,553	> 100%

QUARTERLY PERFORMANCE SUMMARY
STELLARONE CORPORATION (NASDAQ: STEL)
(Dollars in thousands)
			Percent
	For the six months ended		Increase
	6/30/2011	6/30/2010	(Decrease)
Interest Income
Loans, including fees	$54,347	$57,936	-6.19%
Federal funds sold and deposits in other banks	133	131	1.53%
Investment securities:
Taxable	3,544	4,428	-19.96%
Tax-exempt	2,650	2,076	27.65%
Dividends	-	60	-100.00%
Total interest income	60,674	64,631	-6.12%

Interest Expense
Deposits	11,067	16,210	-31.73%
Federal funds purchased and securities sold under agreements to repurchase	16	13	23.08%
Federal Home Loan Bank advances and other borrowings	1,158	2,169	-46.61%
Subordinated debt	528	522	1.15%

Total interest expense	12,769	18,914	-32.49%

Net interest income	47,905	45,717	4.79%
Provision for loan losses	7,650	14,050	-45.55%
Net interest income after provision for loan losses	40,255	31,667	27.12%

Noninterest Income
Retail banking fees	7,396	8,214	-9.96%
Commissions and fees from fiduciary activities	1,751	1,678	4.35%
Brokerage fee income	941	785	19.87%
Mortgage banking-related fees	3,596	4,051	-11.23%
Gain on sale of financial center	-	748	-100.00%
Losses on mortgage indemnifications and repurchases	(263)	(602)	-56.31%
Gains on sale of premises and equipment	3	27	-88.89%
Gains on securities available for sale	21	321	-93.46%
Losses / impairments on foreclosed assets	(495)	(441)	12.24%
Income from bank owned life insurance	642	651	-1.38%
Other operating income	1,599	1,763	-9.30%
Total noninterest income	15,191	17,195	-11.65%

Noninterest Expense
Compensation and employee benefits	24,659	22,406	10.06%
Net occupancy	4,057	4,219	-3.84%
Supplies and equipment	4,540	4,330	4.85%
Amortization-intangible assets	825	825	0.00%
Marketing	584	473	23.47%
State franchise taxes	1,192	1,108	7.58%
FDIC insurance	1,518	2,432	-37.58%
Data processing	1,299	1,108	17.24%
Professional fees	1,231	1,416	-13.06%
Telecommunications	815	846	-3.66%
Other operating expenses	6,035	6,175	-2.27%
Total noninterest expense	46,755	45,338	3.13%

Income before income taxes	8,691	3,524	> 100%
Income tax expense	1,794	116	> 100%
Net income	$6,897	$3,408	> 100%

STELLARONE CORPORATION (NASDAQ: STEL)
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
THREE MONTHS ENDED JUNE 30, 2011 AND 2010
(Dollars in thousands)

	For the Three Months Ended June 30,
	2011			2010
	Average	Interest	Average	Average	Interest	Average
Dollars in thousands	Balance	Inc/Exp	Rates	Balance	Inc/Exp	Rates

Assets
Loans receivable, net (1)	$2,077,768	$27,110	5.23%	$2,168,536	$28,901	5.35%
Investment securities
Taxable	258,042	1,824	2.80%	268,782	2,201	3.24%
Tax exempt (1)	145,174	2,149	5.86%	104,139	1,583	6.01%
Total investments	403,216	3,973	3.90%	372,921	3,784	4.01%

Interest bearing deposits	100,578	52	0.20%	60,854	30	0.20%
Federal funds sold	19,573	12	0.24%	61,986	40	0.26%
	523,367	4,037	3.05%	495,761	3,854	3.07%

Total earning assets	2,601,135	$31,147	4.80%	2,664,297	$32,755	4.93%

Total nonearning assets	317,211			320,657

Total assets	$2,918,346			$2,984,954

Liabilities and Stockholders' Equity
Interest-bearing deposits
Interest checking	$568,142	$530	0.37%	$571,920	$902	0.63%
Money market	426,031	1,053	0.99%	389,863	1,120	1.15%
Savings	276,589	415	0.60%	224,076	482	0.86%
Time deposits:
Less than $100,000	539,493	2,282	1.70%	615,084	3,311	2.16%
$100,000 and more	265,441	1,253	1.89%	290,634	1,788	2.47%
Total interest-bearing deposits	2,075,696	5,533	1.07%	2,091,577	7,603	1.46%

Federal funds purchased and securities sold under agreements to repurchase	1,155	9	3.08%	950	7	2.91%
Federal Home Loan Bank advances and other borrowings	60,000	518	3.42%	122,913	1,059	3.41%
Subordinated debt	32,991	266	3.19%	32,991	263	3.15%

	94,146	793	3.33%	156,854	1,329	3.35%

Total interest-bearing liabilities	2,169,842	6,326	1.17%	2,248,431	8,932	1.59%

Total noninterest-bearing liabilities	323,223			311,480

Total liabilities	2,493,065			2,559,911
Stockholders' equity	425,281			425,043

Total liabilities and stockholders' equity	$2,918,346			$2,984,954

Net interest income (tax equivalent)		$24,821			$23,823
Average interest rate spread			3.63%			3.34%
Interest expense as percentage of average earning assets			0.98%			1.34%
Net interest margin			3.83%			3.59%

(1) Income and yields are reported on a taxable equivalent basis using a 35% tax rate.

STELLARONE CORPORATION (NASDAQ: STEL)
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
SIX MONTHS ENDED JUNE 30, 2011 AND 2010
(Dollars in thousands)

	For the Six Months Ended June 30,
	2011			2010
	Average	Interest	Average	Average	Interest	Average
Dollars in thousands	Balance	Inc/Exp	Rates	Balance	Inc/Exp	Rates

Assets
Loans receivable, net (1)	$2,090,827	$54,413	5.25%	$2,186,318	$58,038	5.35%
Investment securities
Taxable	243,954	3,544	2.89%	264,353	4,488	3.38%
Tax exempt (1)	137,290	4,077	5.91%	104,906	3,194	6.06%
Total investments	381,244	7,621	3.98%	369,259	7,682	4.14%

Interest bearing deposits	88,875	89	0.20%	52,503	58	0.22%
Federal funds sold	35,393	44	0.25%	57,492	73	0.25%
	505,512	7,754	3.05%	479,254	7,813	3.24%

Total earning assets	2,596,339	$62,167	4.83%	2,665,572	$65,851	4.98%

Total nonearning assets	317,977			326,356

Total assets	$2,914,316			$2,991,928

Liabilities and Stockholders' Equity
Interest-bearing deposits
Interest checking	$563,792	$1,064	0.38%	$565,395	$2,234	0.80%
Money market	423,133	2,094	1.00%	391,046	2,414	1.24%
Savings	272,743	883	0.65%	212,136	931	0.89%
Time deposits:
Less than $100,000	541,117	4,525	1.69%	629,318	6,887	2.21%
$100,000 and more	264,809	2,501	1.90%	301,406	3,744	2.50%
Total interest-bearing deposits	2,065,594	11,067	1.08%	2,099,301	16,210	1.56%

Federal funds purchased and securities sold under agreements to repurchase	1,099	16	2.90%	906	13	2.85%
Federal Home Loan Bank advances and other borrowings	69,945	1,158	3.29%	125,028	2,169	3.45%
Subordinated debt	32,991	528	3.18%	32,991	522	3.15%

	104,035	1,702	3.25%	158,925	2,704	3.38%

Total interest-bearing liabilities	2,169,629	12,769	1.18%	2,258,226	18,914	1.69%

Total noninterest-bearing liabilities	318,187			310,043

Total liabilities	2,487,816			2,568,269
Stockholders' equity	426,500			423,659

Total liabilities and stockholders' equity	$2,914,316			$2,991,928

Net interest income (tax equivalent)		$49,398			$46,937
Average interest rate spread			3.64%			3.29%
Interest expense as percentage of average earning assets			0.99%			1.43%
Net interest margin			3.84%			3.55%

(1) Income and yields are reported on a taxable equivalent basis using a 35% tax rate.

STELLARONE CORPORATION (NASDAQ: STEL)
FINANCIAL INFORMATION - FOUR QUARTER TREND (UNAUDITED)
(Dollars in thousands, except per share data)

	2011		2010
	Quarter Ended
	June 30,	March 31,	December 31,	September 30,

Interest income	$30,369	$30,306	$31,710	$31,582
Interest expense	6,326	6,443	6,950	8,048
Net interest income	24,043	23,863	24,760	23,534
Provision for loan losses	3,150	4,500	5,300	3,500
Total net interest income after provision	20,893	19,363	19,460	20,034
Non interest income	7,521	7,670	7,827	8,247
Non interest expense	23,220	23,536	23,956	23,665
Income before income taxes	5,194	3,497	3,331	4,616
Provision for income taxes	1,169	626	502	1,088
Net income	$4,025	$2,871	$2,829	$3,528
Preferred stock dividends	(354)	(370)	(378)	(378)
Accretion of preferred stock discount	(366)	(95)	(94)	(92)
Net income available to common shareholders	$3,305	$2,406	$2,357	$3,058
Net income per share
basic	$0.15	$0.11	$0.10	$0.13
diluted	$0.14	$0.11	$0.10	$0.13

STELLARONE CORPORATION (NASDAQ: STEL)
SEGMENT INFORMATION (UNAUDITED)
(Dollars in thousands)

At and for the Three Months Ended June 30, 2011

	Commercial	Mortgage	Wealth		Intersegment
	Bank	Banking	Management	Other	Elimination	Consolidated
Net interest income	$24,154	$155	$-	$(266)	$-	$24,043
Provision for loan losses	3,150	-	-	-	-	3,150
Noninterest income	5,747	1,565	1,353	26	(1,169)	7,521
Noninterest expense	21,388	1,636	1,162	203	(1,169)	23,220
Provision for income taxes	1,248	25	57	(161)	-	1,169
Net income (loss)	$4,115	$59	$134	$(283)	$-	$4,025

Total Assets	$2,905,049	$21,019	$537	$462,668	$(453,832)	$2,935,441
Average Assets	$2,894,549	$14,775	$406	$461,782	$(453,166)	$2,918,346

At and for the Three Months Ended June 30, 2010

	Commercial	Mortgage	Wealth		Intersegment
	Bank	Banking	Management	Other	Elimination	Consolidated
Net interest income	$23,171	$311	$-	$(264)	$-	$23,218
Provision for loan losses	7,350	-	-	-	-	7,350
Noninterest income	6,413	1,532	1,271	213	(1,048)	8,380
Noninterest expense	20,682	1,674	961	523	(1,048)	22,791
Provision for income taxes	19	51	93	(260)	-	(96)
Net income (loss)	$1,534	$118	$217	$(315)	$-	$1,553

Total Assets	$2,925,922	$43,564	$499	$462,512	$(444,712)	$2,987,785
Average Assets	$2,935,245	$31,839	$156	$460,568	$(442,855)	$2,984,954

At and for the Six Months Ended June 30, 2011

	Commercial	Mortgage	Wealth		Intersegment
	Bank	Banking	Management	Other	Elimination	Consolidated
Net interest income	$48,033	$400	$-	$(527)	$-	$47,905
Provision for loan losses	7,650	-	-	-	-	7,650
Noninterest income	11,391	3,440	2,692	51	(2,383)	15,191
Noninterest expense	42,943	3,541	2,255	399	(2,383)	46,755
Provision for income taxes	1,893	89	131	(318)	-	1,794
Net income (loss)	$6,939	$209	$306	$(557)	$-	$6,897

Average Assets	$2,885,277	$19,701	$287	$463,038	$(453,988)	$2,914,316

At and for the Six Months Ended June 30, 2010

	Commercial	Mortgage	Wealth		Intersegment
	Bank	Banking	Management	Other	Elimination	Consolidated
Net interest income	$47,767	$666	$-	$(2,716)	$-	$45,717
Provision for loan losses	7,650	-	-	6,400	-	14,050
Noninterest income	11,648	3,412	2,463	1,793	(2,121)	17,195
Noninterest expense	43,354	3,437	1,948	(1,280)	(2,121)	45,338
Provision for income taxes	1,767	192	154	(1,997)	-	116
Net income (loss)	$6,644	$449	$361	$(4,046)	$-	$3,408

Average Assets	$2,941,604	$32,731	$176	$460,021	$(442,605)	$2,991,928

CONTACT:	Jeffrey W. Farrar
Executive Vice President and CFO of StellarOne Corporation
(434) 964-2217
jfarrar@stellarone.com